Exhibit 99.1

 Gastar Exploration Announces Results of Operations for the Third Quarter Ended
                               September 30, 2006

    HOUSTON--(BUSINESS WIRE)--Nov. 14, 2006--Gastar Exploration Ltd. (AMEX:GST) (TSX:YGA) reported a net loss for the three months ended September 30, 2006 of $7.7 million, or $0.05 per basic and diluted common share, compared to a net loss of $4.6 million, or $0.03 per basic and diluted common share for the three months ended September 30, 2005. The net loss for 2006 includes a litigation settlement expense of $465,000. Total revenues for the three months ended September 30, 2006 were $6.7 million, a decrease of $1.1 million from revenues of $7.8 million reported for the comparable period in 2005. This decrease in revenues was primarily attributable to a 34% decrease in natural gas prices that was partially offset by an increase in quarterly production. Average daily production for the three months ended September 30, 2006 was 13.7 million cubic feet of natural gas equivalents per day ("MMcfed"), a 4% increase over second quarter 2006 (13.2 MMcfed) production and a 25% increase over third quarter 2005 production (11.0 MMcfd).

    Gastar reported a net loss for the nine months ended September 30, 2006 of $57.3 million, or $0.34 per basic and diluted common share, compared to a net loss of $20.9 million, or $0.17 per basic and diluted common share for the nine months ended September 30, 2005. The nine month losses for 2006 and 2005 included a non-cash full cost ceiling impairment of natural gas and oil properties of $37.3 million and $8.7 million, respectively. The net loss for 2006 includes a litigation settlement expense of $1.7 million. Total revenues for the nine months ended September 30, 2006 were $20.0 million, an increase of $2.5 million from revenues of $17.5 million reported for the comparable period in 2005. This increase in revenues was primarily attributable to a 32% increase in production, which was partially offset by a 15% decline in natural gas prices. Average daily production for the nine months ended September 30, 2006 was 12.7 MMcfed, compared to 9.6 MMcfed for the comparable 2005 period. EBITDA for the nine months ended September 30, 2006 was $3.2 million, down from EBITDA of $7.6 million for the nine months ended September 30, 2005.

    J. Russell Porter, Gastar's President and Chief Executive Officer, made the following comment, "Our results are greatly influenced by the on-going exploration and evaluation program on our East Texas deep Bossier assets. We continue to focus our drilling efforts on exploratory locations designed to test and prove the presence of multiple Bossier pay sands over a large portion of our acreage. Our production growth in East Texas in the current quarter was not as robust as the previous quarter due to delays in getting the multiple pay zones in the John Parker #1 and Wildman Trust #2 wells fracture stimulated and on production. The John Parker #1 is expected to be returned to production by before the end of November and the Wildman Trust #2 on production by early December. The arrival of a third drilling rig this month and completion of the 3-D seismic survey in early 2007 should allow us to move from strictly exploration activities to a combination of exploration and early development in the deep Bossier play."

    Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining select higher risk, deep natural gas exploration prospects with lower risk coal bed methane (CBM) development. The Company owns and controls exploration and development acreage in the deep Bossier natural gas play of East Texas and in the deep Trenton-Black River play in the Appalachian Basin. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million acres controlled by Gastar and its joint development partners in Australia's Gunnedah Basin and Gippsland Basins, located in New South Wales and Victoria, respectively.

    Safe Harbor Statement and Disclaimer:

    This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects", "projects", "plans", and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by unfavorable drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company's Annual Report on Form 10-K, as filed on March 31, 2006 with the United States Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

    The American Stock Exchange and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.



                       GASTAR EXPLORATION LTD.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                    For the Three Months       For the Nine Months
                     Ended September 30,       Ended September 30,
                  ------------------------- -------------------------
                     2006         2005         2006         2005
                  ------------ ------------ ------------ ------------
                              (in thousands, except
                              share and per share data)


REVENUES               $6,680       $7,822      $19,988      $17,496

EXPENSES:
  Lease operating,
   transportation
   and selling
   expenses             2,534        2,232        6,622        4,024
  Depreciation,
   depletion and
   amortization         3,633        4,097       11,507        9,063
  Impairment of
   natural gas and
   oil properties           -            -       37,301        8,697
  Accretion of
   asset
   retirement
   obligation              59           35          173           78
  Mineral resource
   properties              40           29          230           63
  General and
   administrative
   expenses             2,664        1,936        7,038        3,933
  Stock option
   expense              1,354          524        2,606        2,064
                  ------------ ------------ ------------ ------------
      Total
       expenses        10,284        8,853       65,477       27,922
                  ------------ ------------ ------------ ------------

LOSS FROM
 OPERATIONS            (3,604)      (1,031)     (45,489)     (10,426)

OTHER (EXPENSES)
 INCOME:
  Interest expense     (3,998)      (3,599)     (11,573)     (10,707)
  Investment
   income and
   other                  372           25        1,391           87
  Litigation
   settlement
   expense               (465)           -       (1,665)           -
  Foreign exchange
   gain (loss)            (11)         (17)          (7)         125
                  ------------ ------------ ------------ ------------

LOSS BEFORE INCOME
 TAXES                 (7,706)      (4,622)     (57,343)     (20,921)
  Provision for
   income taxes             -            -            -            -
                  ------------ ------------ ------------ ------------

NET LOSS              $(7,706)     $(4,622)    $(57,343)    $(20,921)
                  ============ ============ ============ ============

NET LOSS PER
 SHARE:
  Basic and
   diluted             $(0.05)      $(0.03)      $(0.34)      $(0.17)
                  ============ ============ ============ ============

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
  Basic and
   diluted        167,942,813  132,409,512  166,431,346  121,205,445
                  ============ ============ ============ ============




                CONDENSED CONSOLIDATED BALANCE SHEETS

                                 September 30,       December 31,
                                     2006                2005
                              ------------------- -------------------
                                          (in thousands)
                                  (unaudited)
           ASSETS
Current assets                           $31,437             $69,468
Property and equipment, net              163,317             165,347
Other assets                               6,507               5,313
                              ------------------- -------------------
  Total assets                          $201,261            $240,128
                              =================== ===================

LIABILITIES AND SHAREHOLDERS'
 EQUITY

Current liabilities                      $27,055             $13,942
Long-term debt                            92,981              90,631
Asset retirement obligation                3,896               3,558
Liability to be settled by
 issuance of common shares                 4,249              11,221
Shareholders' equity                      73,080             120,776
                              ------------------- -------------------
  Total liabilities and
   shareholders' equity                 $201,261            $240,128
                              =================== ===================




                       GASTAR EXPLORATION LTD.
          PRODUCTION, PRICES, OPERATING EXPENSES AND EBITDA
                             (Unaudited)

                           For the Three Months  For the Six Months
                           Ended September 30,   Ended September 30,
                           --------------------  --------------------
                             2006       2005       2006      2005
                           ---------- ---------  --------- ----------
Production:
  Natural gas (MMcf)         1,234.4   1,008.4    3,410.5    2,614.8
  Oil and condensate
   (MBbls)                       4.8       0.4        7.8        1.6
    Total (MMcfe)            1,263.2   1,010.8    3,457.3    2,624.4

Mmcfed per day                  13.7      11.0       12.7        9.6

Average sales price:
  Natural gas (per Mcf)        $5.14     $7.74      $5.70      $6.67
  Oil and condensate (per
   Bbl)                       $69.02    $60.31     $68.19     $50.19

EBITDA (in thousands)           $(16)   $3,109     $3,211     $7,624


    EBITDA represents earnings before interest expense, accretion of asset retirement obligations, depletion, depreciation and amortization (DD&A), impairment of natural gas and oil properties and provision for income taxes. We have reported EBITDA because we believe EBITDA is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDA is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDA. While we have disclosed our EBITDA to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDA as reported by us may not be comparable in all instances to EBITDA as reported by other companies. EBITDA amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

    A reconciliation of net loss to EBITDA for the periods indicated is presented below.



                          For the Three Months   For the Nine Months
                           Ended September 30,   Ended September 30,
                          --------------------- ---------------------
                            2006       2005       2006       2005
                          ---------- ---------- ---------- ----------
                                        (in thousands)
Net loss for the period     $(7,706)   $(4,622)  $(57,343)  $(20,921)
Interest expense              3,998      3,599     11,573     10,707
Accretion of asset
 retirement obligations          59         35        173         78
Depreciation, depletion
 and amortization             3,633      4,097     11,507      9,063
Impairment of natural gas
 and oil properties               -          -     37,301      8,697
Provision for income taxes        -          -          -          -
                          ---------- ---------- ---------- ----------
EBITDA                         $(16)    $3,109     $3,211     $7,624
                          ========== ========== ========== ==========

    CONTACT: Gastar Exploration Ltd., Houston
             J. Russell Porter, 713-739-1800
             Fax: 713-739-0458
             rporter@gastar.com
             www.gastar.com